UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  October 20, 2010

WIKILOAN INC.
(Exact name of registrant as specified in Charter)

Delaware	000-51879	58-1921737
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1093 Broxton Avenue, Suite 210
Los Angeles, CA 90024
 (Address of Principal Executive Offices)

(310) 443-9246
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 20, 2010, the WikiLoan, Inc. (the “Company”) concluded that the financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2010, and the Quarterly Reports for the periods ended April 30, 2010 and July 31, 2010 should not be relied upon as those financial statements did not adequately account for beneficial conversion features in certain convertible debt agreements, as required by GAAP.

As the result of the error, we are restating our financial statements included in the Annual Report on Form 10-K for the year ended January 31, 2010, and the Quarterly Reports for the periods ended April 30, 2010 and July 31, 2010 and associated disclosures.

The Company's independent audit firm, PS Stephenson & co., PC, has provided the attached letter as confirmation that they are in agreement with the Company's assertion that there is an error regarding the accounting of the beneficial conversion features in certain convertible debt agreements . This letter of agreement from PS Stephenson & Co., PC has been attached herewith as Exhibit A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Letter from PS Stephenson & Co., PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WIKILOAN INC.

Date: October 21, 2010	By:	/s/ Edward C. DeFeudis
Edward C. DeFeudis President, Chief Financial Officer Principal Accounting Officer and Chairman of the Board